Exhibit 99.1

(NYSE Listed: PPO) Third Quarter 2008 Supplemental Financial Information

2 These materials include “forward-looking statements”. All statements other than statements of historical facts included in these materials that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about Polypore International’s plans, objectives, strategies and prospects regarding, among other things, the financial condition, results of operations and business of Polypore International and its subsidiaries. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in these materials will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including with respect to Polypore International, the following, among other things: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Because our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward looking statements, we cannot give any assurance that any of the events anticipated by the forward looking statements will occur or, if any of them do, what impact they will have on Polypore International’s results of operations and financial condition. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of these materials. We do not undertake any obligation to update these forward looking statements in these materials to reflect new information, future events or otherwise, except as may be required under federal securities laws. Safe Harbor Statement

3 Third Quarter Results (excluding one-time items)* * The adjusted results on this page represent non-GAAP financial information. Refer to Exhibits A, C and E for reconciliation from GAAP results to adjusted results. (unaudited) (in millions, except per share data) Adjusted Adjusted 3Q ‘08 3Q ‘07 Net sales 154.9 $ 129.9 $ Cost of goods sold 102.1 84.1 Gross profit 52.8 45.8 Gross profit margin 34.1% 35.3% Selling, general and administrative expenses 25.9 23.0 Operating income 26.9 22.8 Operating income margin 17.4% 17.5% Other expense: Interest expense, net 14.6 16.7 Foreign currency and other (0.6) (0.3) 14.0 16.4 Income from continuing operations before income taxes 12.9 6.4 Income taxes 3.9 1.2 Income from continuing operations 9.0 5.2 Income from continuing operations per share - diluted 0.20 $ 0.13 $ Weighted average shares outstanding - diluted 44.6 40.3

4 Third Quarter Year to Date Results (excluding one-time items)* * The adjusted results on this page represent non-GAAP financial information. Refer to Exhibits B, D and E for reconciliation from GAAP results to adjusted results. (unaudited) (in millions, except per share data) Adjusted Adjusted 3Q YTD ‘08 3Q YTD ‘07 Net sales 464.9 $ 390.0 $ Cost of goods sold 297.2 248.2 Business interruption insurance recovery (2.4) - Gross profit 170.1 141.8 Gross profit margin 36.6% 36.3% Selling, general and administrative expenses 81.0 69.7 Operating income 89.1 72.1 Operating income margin 19.2% 18.5% Other expense: Interest expense, net 46.6 64.2 Foreign currency and other (1.2) 0.1 45.4 64.3 Income from continuing operations before income taxes 43.7 7.8 Income taxes 12.3 1.4 Income from continuing operations 31.4 6.4 Income from continuing operations per share - diluted 0.74 $ 0.21 $ Weighted average shares outstanding - diluted 42.5 30.5

POLYPORE

Segment Results**

(unaudited, in millions)

	Third Quarter Results			Year to Date Results		
Sales	3Q '08	3Q '07	Change	3Q YTD '08	3Q YTD '07	Change
Energy storage						
Lead-acid battery separators	$ 86.9	$ 69.6	24.9%	$ 264.6	$ 212.9	24.3%
Lithium battery separators	28.6	24.3	17.7%	76.8	65.9	16.5%
Total	115.5	93.9	23.0%	341.4	278.8	22.5%
Separations media						
Healthcare	24.4	22.8	7.0%	79.1	72.2	9.6%
Filtration and specialty	15.0	13.2	13.6%	44.4	39.0	13.8%
Total	39.4	36.0	9.4%	123.5	111.2	11.1%
Total	**$ 154.9**	**$ 129.9**	**19.2%**	**$ 464.9**	**$ 390.0**	**19.2%**
Gross Profit*						
Energy Storage - $	$ 33.6	$ 35.9	-6.4%	$ 119.8	$ 108.3	10.6%
% sales	29.1%	38.2%		35.1%	38.8%	
Separations Media - $	13.2	9.9	33.3%	43.6	33.5	30.1%
% sales	33.5%	27.5%		35.3%	30.1%	
Segment Gross Profit	**$ 46.8**	**$ 45.8**	**2.2%**	**$ 163.4**	**$ 141.8**	**15.2%**
Segment Gross Profit %	30.2%	35.3%		35.1%	36.4%	
Segment Operating Income*						
Energy storage - $	$ 15.0	$ 19.9	-24.6%	$ 62.7	$ 59.7	5.0%
% sales	13.0%	21.2%		18.4%	21.4%	
Separations media - $	5.9	3.1	90.3%	20.2	12.7	59.1%
% sales	15.0%	8.6%		16.4%	11.4%	
Corporate - $	(0.3)	(0.2)	--	(0.8)	(0.3)	--
% sales	-0.2%	-0.2%		-0.2%	-0.1%	
Segment operating income	**$ 20.6**	**$ 22.8**	**-9.6%**	**$ 82.1**	**$ 72.1**	**13.9%**
Segment operating income %	13.3%	17.6%		17.7%	18.5%	

* Included in the Q3-2008 Energy Storage Gross Profit figures are $6.0 million of strike-related costs. Included in the Q3-2008 Energy Storage Operating Income figures are $6.0 million of strike-related costs and $0.3 million of FTC-related costs.

** Segment Operating Income is a non-GAAP financial measure. See Exhibit F for a reconciliation of Segment Operating Income to Income from Continuing Operations Before Income Taxes

5

6 EXHIBITS

7 Exhibit A Third Quarter 2008 Results Please see Exhibit E for description of adjustments (unaudited) (in millions, except per share data) As Reported Adjustments As Adjusted Net sales 154.9 $ - $ 154.9 $ Cost of goods sold 108.1 6.0 a 102.1 Gross profit 46.8 (6.0) 52.8 Selling, general and administrative expenses 26.2 0.3 c 25.9 Operating income 20.6 (6.3) 26.9 Other expense: Interest expense, net 14.6 - 14.6 Foreign currency and other (0.6) - (0.6) 14.0 - 14.0 Income from continuing operations before income taxes 6.6 (6.3) 12.9 Income taxes 1.5 (2.4) f 3.9 Income from continuing operations 5.1 $ (3.9) $ 9.0 $ Income from continuing operations per share - diluted 0.11 $ (0.09) $ 0.20 $ Weighted average shares outstanding - diluted 44.6 44.6 44.6

8 Exhibit B Third Quarter YTD 2008 Results Please see Exhibit E for description of adjustments (unaudited) (in millions, except per share data) As Reported Adjustments As Adjusted Net sales 464.9 $ - $ 464.9 $ Cost of goods sold 303.9 6.7 a, b 297.2 Business interruption insurance recovery (2.4) - (2.4) Gross profit 163.4 (6.7) 170.1 Selling, general and administrative expenses 81.3 0.3 c 81.0 Operating income 82.1 (7.0) 89.1 Other expense: Interest expense, net 46.6 - 46.6 Foreign currency and other (1.2) - (1.2) 45.4 - 45.4 Income from continuing operations before income taxes 36.7 (7.0) 43.7 Income taxes 9.9 (2.4) f, g 12.3 Income from continuing operations 26.8 $ (4.6) $ 31.4 $ Income from continuing operations per share - diluted 0.63 $ (0.11) $ 0.74 $ Weighted average shares outstanding - diluted 42.5 42.5 42.5

9 Exhibit C Third Quarter 2007 Results Please see Exhibit E for description of adjustments (unaudited) (in millions , except per share data) As Reported Adjustments As Adjusted Net sales 129.9 $ - $ 129.9 $ Cost of goods sold 84.1 - 84.1 Gross profit 45.8 - 45.8 Selling, general and administrative expenses 23.0 - 23.0 Business restructuring 0.2 0.2 d - Operating income 22.6 (0.2) 22.8 Other expense: Interest expense, net 16.7 - 16.7 Loss on purchase of 10.50% senior discount notes 30.0 30.0 e - Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities 7.2 7.2 e - Foreign currency and other 0.4 0.7 e (0.3) 54.3 37.9 16.4 Income (loss) from continuing operations before income taxes (31.7) (38.1) 6.4 Income taxes (17.1) (18.3) f, h 1.2 Income (loss) from continuing operations (14.6) $ (19.8) $ 5.2 $ Income (loss) from continuing operations per share - diluted (0.36) $ (0.49) $ 0.13 $ Weighted average shares outstanding - diluted 40.3 40.3 40.3

10 Exhibit D Third Quarter YTD 2007 Results Please see Exhibit E for description of adjustments (unaudited) (in millions, except per share data) As Reported Adjustments As Adjusted Net sales 390.0 $ - $ 390.0 $ Cost of goods sold 248.2 - 248.2 Gross profit 141.8 - 141.8 Selling, general and administrative expenses 69.7 - 69.7 Business restructuring 0.4 0.4 d - Operating income 71.7 (0.4) 72.1 Other expense: Interest expense, net 64.2 - 64.2 Loss on purchase of 10.50% senior discount notes 30.0 30.0 e - Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities 7.2 7.2 e - Foreign currency and other 0.8 0.7 e 0.1 102.2 37.9 64.3 Income (loss) from continuing operations before income taxes (30.5) (38.3) 7.8 Income taxes (16.9) (18.3) f, h 1.4 Income (loss) from continuing operations (13.6) $ (20.0) $ 6.4 $ Income (loss) from continuing operations per share - diluted (0.44) $ (0.66) $ 0.21 $ Weighted average shares outstanding - diluted 30.5 30.5 30.5

11 Exhibit E Description of adjustments a Strike-related cost b In connection with the application of purchase accounting for the Microporous acquisition, inventory was written up to fair value. This adjustment represents the amount of the purchase accounting adjustment for inventory that was sold during the period. c FTC-related costs incurred in Q3-2008. In Q2-2008, and prior to the FTC’s issuance of an administrative complaint, the Company incurred approximately $1.5MM (pre-tax) of FTC-related costs. These costs are not included in this adjustment. d Business restructuring e Payoff of 10.5% notes and associated costs for debt restructuring post IPO f Impact of above items (items a through e) on provision for income taxes g Non-cash income tax consequence of repatriating funds for the Microporous acquisition. h German tax law change

12 Exhibit F Reconciliation of Segment Operating Income Reconciliation of Segment Operating to Income (Loss) From Continuing Operations Before Income Taxes (unaudited, in millions) Three Months Three Months Nine Months Nine Months Ended Ended Ended Ended September 27, 2008 September 29, 2007 September 27, 2008 September 29, 2007 Operating income: Energy storage 15.0 $ 19.9 $ 62.7 $ 59.7 $ Separations media 5.9 3.1 20.2 12.7 Corporate (0.3) (0.2) (0.8) (0.3) Total segment operating income 20.6 22.8 82.1 72.1 Business restructuring - 0.2 - 0.4 Total operating income 20.6 22.6 82.1 71.7 Reconciling items: Interest expense 14.6 16.7 46.6 64.2 Costs related to purchase of 10.50% senior discount notes - 30.0 - 30.0 Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities - 7.2 - 7.2 Foreign currency and other (0.6) 0.4 (1.2) 0.8 Income (loss) from continuing operations before income taxes 6.6 $ (31.7) $ 36.7 $ (30.5) $